PriceWaterHouseCoopers
Marten Meesweg 25
3068 AV Rotterdam
P.O. Box 8800
3009 AV Rotterdam
The Netherlands
Telephone +31(10)407)5500


Consent of PricewaterhouseCoopers N.V. Independent Auditors

We consent to the incorporation of our report (and all references to our firm) with respect to the financial statement of Procheck International B.V. for the year ended December 31, 1998 in the Annual Report (Form 20-F) for the fiscal year ended December 31, 1998, filed by ICTS International N.V. with the Securities and Exchange Commission and with NASDAQ.

March 17, 1999

Rotterdam, the Netherlands

PricewaterhouseCoopers N.V.
Certified Public Accountants